Exhibit 10.1

SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”) is made as of October 24, 2025 by and between Fangdd Network Group Ltd., an exempted company incorporated in the Cayman Islands (the “Company”) and Zx International Ltd (the “Subscriber”), a company incorporated in British Virgin Islands and controlled by Mr. Xi Zeng, the chairman of the board of directors and chief executive officer of the Company.

The Subscriber and the Company are each referred to herein as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, on September 29, 2025, the Company and certain purchaser (the “Purchaser”) entered into a Convertible Note Purchase Agreement, pursuant to which the Company will issue to the Purchaser a convertible promissory note for a principal amount of US$34,320,000 (the “Note”) in satisfaction of the payment of the purchase price for certain assets acquired by the Company from the Purchaser;

WHEREAS, the Note is convertible into a maximum of 32,971,466 Class A ordinary shares, par value US$0.009 per share, of the Company (the “Class A Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in the Note;

WHEREAS, for the purpose of maintaining a stable corporate structure following the potential conversion of the Note, the Parties desire to set forth the terms and conditions under which the Company shall issue and the Subscriber shall subscribe Class C ordinary shares, par value US$0.009 per share, in the capital of the Company which have the special rights, restrictions, preferences and privileges approved by the board of directors of the Company on November 29, 2022 (the “Class C Ordinary Shares”), in reliance on an exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

Article 1

SUBSCRIPTION OF CLASS C ORDINARY SHARES

1.1 Subscription and Issuance of Class C Ordinary Shares. Pursuant to the terms and subject to the conditions of this Agreement, the Subscriber agrees to subscribe for, and the Company agrees to issue to the Subscriber, up to 12,731 Class C Ordinary Shares (the “Subscribed Shares”); provided that no more than one Class C Ordinary Share shall be issued for every 2,590 Class A Ordinary Shares issued upon conversion of the Note. The purchase price for each Class C Ordinary Share (the “Per Share Purchase Price”) shall be calculated based on the average closing price of the Company’s Class A Ordinary Share for the 15 trading days immediately preceding the Closing Notice Date (as defined below).

1.2 Closing.

(a) The closing of the sale of the Subscribed Shares contemplated hereby (the “Closing”) shall take place remotely as promptly as practicable following the conversion of the Note. The date on which the closing actually takes place is referred to in this Agreement as the “Closing Date.”

(b) No later than the second business day after the Company’s receipt of the conversion notice from the Note holder, the Company shall deliver a written notice to the Subscriber in the form attached hereto as Exhibit A (the “Closing Notice”), specifying, among other things, (a) the number of Subscribed Shares to be issued at the Closing, (b) the anticipated Closing Date, (c) the purchase price, and (d) wire instructions for the account(s) into which the Subscriber shall fund the purchase price. The date on which the Company delivers the foregoing written notice to the Subscriber is referred to in this Agreement as the “Closing Notice Date.” Upon the receipt of the purchase price in immediately available cash, the Company shall (i) update the register of members of the Company (the “Register of Members”) reflecting the issuance of the corresponding number of Subscribed Shares on the Closing Date, and (ii) if requested by the Subscriber, deliver a duly executed share certificate in original form, registered in the name of the Subscriber upon request by the Subscriber, together with a certified true copy of the Register of Members of the Company, evidencing the Subscribed Shares being issued to and registered in the name of the Subscriber.

1.3 Legends. The Register of Members and the share certificate representing the Subscribed Shares shall be endorsed with the following legends:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER OR SELL THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

Article 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company, as of the date hereof and the Closing Date, as follows:

(a) Authority. The Subscriber has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Subscriber pursuant to this Agreement and to perform its obligations hereunder and thereunder.

(b) Valid Agreement. This Agreement has been duly executed and delivered by the Subscriber and constitutes the legal, valid and binding obligation of the Subscriber, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Subscriber is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Subscriber is a party or by which the Subscriber is bound or to which any of the Subscriber’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Subscriber that questions the validity of this Agreement or the right of the Subscriber to enter into this Agreement or to consummate the transactions contemplated hereby.

(d) Consents and Approvals. Neither the execution and delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of any of the transactions contemplated hereby or thereby, nor the performance by the Subscriber of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(e) Sophisticated Investor. The Subscriber is a sophisticated investor with knowledge and experience in financial and business matters such that the Subscriber is capable of evaluating the merits and risks of its subscription of the Subscribed Shares. The Subscriber is able to bear the economic risks of the subscription and can afford a complete loss of such subscription. The Subscriber acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the subscription of the Subscribed Shares.

(f) Not U.S. Person. The Subscriber is not a “U.S. person” as defined in Rule 902 of Regulation S.

(g) Restricted Securities. The Subscriber acknowledges that the Subscribed Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Subscriber further acknowledges that, absent an effective registration under the Securities Act, the Subscribed Shares may only be offered, sold or otherwise transferred (i) to the Company, or (ii) pursuant to an exemption from registration under the Securities Act.

2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber, as of the date hereof and the Closing Date, as follows:

(a) Due Formation. The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations has been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Due Issuance of the Subscribed Shares. The Subscribed Shares have been duly authorized and, when issued and delivered to and paid for by the Subscriber pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, title defect, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature (collectively the “Encumbrances”), except for restrictions arising under the Securities Act or created by virtue of this Agreement, and upon delivery and entry into the Register of Members of the Company will transfer to the Subscriber good and valid title to the Subscribed Shares.

(e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of the organizational documents of the Company or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company’s assets is subject. There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(f) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby and thereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

Article 3

MISCELLANEOUS

3.1 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the Cayman Islands. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

3.2 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

3.3 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Subscriber and their respective heirs, successors and permitted assigns and legal representatives.

3.4 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Subscriber without the express written consent of the other Party, except that the Subscriber may assign all or any part of his rights and obligations hereunder to any affiliate controlled by the Subscriber without the consent of the Company, provided that no such assignment shall relieve the Subscriber of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

3.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

3.6 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

3.7 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

FANGDD NETWORK GROUP LTD.

By:	/s/ Jiarong Pan
Name:	Jiaorong Pan
Title:	Director and Chief Operating Officer

Signature Page to Share Subscription Agreement

In Witness Whereof, the Parties have caused this Agreement to be executed as of the day and year first above written.

SUBSCRIBER:

ZX INTERNATIONAL LTD

By:	/s/ Xi Zeng
Name:	Xi Zeng
Title:	Director

Signature Page to Share Subscription Agreement

EXHIBIT A

CLOSING NOTICE

ZX INTERNATIONAL LTD	Date:
Attn: Xi Zeng

Pursuant to the share subscription agreement, dated as of____________ , 2025 (the “Agreement”) between FANGDD NETWORK GROUP LTD., a Cayman Islands exempted company (the “Company” or “we”) and ZX INTERNATIONAL LTD (“you”), we hereby give notice to you that ____________Class A Ordinary Shares have been issued pursuant to conversion of the Note. Accordingly, the subscription and issuance of ____________Class C Ordinary Shares shall be made on the terms and conditions as set forth below. Capitalized terms used in this notice without definition shall have the meanings given to them in the Agreement.

A.	Closing Date: ____________
B.	Number of Subscribed Shares: _______________
C.	Per Share Purchase Price: _______________
D.	Total Purchase Price: _______________
E.	Wire Instructions: _______________

Sincerely,

FANGDD NETWORK GROUP LTD.

By:
Name:
Title: